UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

______________________________________________________________

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2012, Patrick White (“White”), Chief Executive Officer of Document Security Systems, Inc. (the “Company”), and the Company, executed a letter (the “Employment Termination Letter”) terminating White’s employment agreement with the Company, dated June 12, 2004 and his employment as Chief Executive Officer, effective on December 1, 2012, and further providing that White will resign as a director of the Company, also effective on December 1, 2012.

In conjunction with the Employment Termination Letter, the Company and White entered into an Amended Consulting Agreement (the “White Amended Consulting Agreement”) and a Confidentiality, Non-Competition, Non-Solicitation and Intellectual Property Agreement (the “White Confidentiality and Non-Compete Agreement”), both dated November 15, 2012, and both having an effective date of December 1, 2012.

The White Amended Consulting Agreement replaces the consulting agreement previously entered into between the Company and White, dated October 1, 2012. The term of the White Amended Consulting Agreement will run from December 1, 2012 until March 1, 2015. Pursuant to the White Amended Consulting Agreement, White will provide consulting services to the Company as requested by the Company’s CEO, up to a maximum of 60 hours per month. As consideration for the performance of the consulting services, White shall be paid the sum of $14,166.67 per month for the 15 month period dating from December 1, 2012 through February 28, 2014 and, thereafter, White will be paid the sum of $11,666.67 per month for the remaining 12 months of the consulting term. In addition to the above-described monthly payments, White will be paid a bonus of $40,000 on or before December 7, 2012 and, on September 21, 2012, White was granted options to acquire 50,000 shares of the Company’s common stock at an exercise price of $4.26 per share.

The White Confidentiality and Non-Compete Agreement replaces the confidentiality and non-compete agreement previously entered into between the Company and White, dated October 1, 2012. Under the White Confidentiality and Non-Compete Agreement, White has agreed, among other things, not to (i) disclose certain Confidential Information (as defined in the White Confidentiality and Non-Compete Agreement) related to the Company; (ii) while engaged with the Company, and for a period of one year from and after the termination of the White Amended Consulting Agreement, engage in certain competitive activities relating to the Company’s business (as defined in the White Confidentiality and Non-Compete Agreement); or (iii)(a) solicit any Customer (as defined in the White Confidentiality and Non-Compete Agreement) of the Company that has purchased or licensed the Company’s intellectual property, products or services, (b) solicit any employee of the Company to become an employee of any other business or business entity, or (c) at any time without the Company’s prior written consent, discuss, publish or otherwise divulge any Confidential Information.

The forgoing descriptions of the terms of the Employment Termination Letter, the White Amended Consulting Agreement, and the White Confidentiality and Non-Compete Agreement, are summaries only, and do not purport to set forth the complete terms of those agreements, and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this report, and which Exhibits are incorporated herein by reference.

On November 15, 2012, the Board of Directors of the Company appointed Robert B. Bzdick (“Bzdick”), the Company's current President and Chief Operating Officer and a director, as Chief Executive Officer of the Company, to replace White, with said appointment to take effect on December 1, 2012. In connection with his appointment as Chief Executive Officer, effective December 1, 2012, Bzdick will no longer hold the title[s] of [President and] [Chief Operating Officer].

Bzdick, age 57, joined the Company on February 17, 2010 as President and Chief Operating Officer after the Company's acquisition of its wholly-owned subsidiary, Premier Packaging Corporation, for which Bzdick was the Chief Executive Officer. Bzdick became a director of the Company in March 2010. Prior to founding Premier Packaging Corporation in 1989, Bzdick held positions of Controller, Sales Manager, and General Sales Manager at the Rochester, New York division of Boise Cascade, LLC (later Georgia Pacific Corporation). Bzdick has over 29 years of experience in manufacturing and operations management in the printing and packaging industry.

On November 15, 2012, the Company issued a press release announcing the resignation of White as Chief Executive Officer and director of the Company, and the appointment of Bzdick as Chief Executive Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Termination Letter between Patrick White and Document Security Systems, Inc., dated November 15, 2012.
10.2	Amended Consulting Agreement between Patrick White and Document Security Systems, Inc., dated November 15, 2012.
10.3	Confidentiality, Non-Competition, Non-Solicitation and Intellectual Property Agreement between Patrick White and Document Security Systems, Inc., dated November 15, 2012.
99.1	Press release issued by Document Security Systems, Inc. on November 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: November 16, 2012	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer

EXHIBIT INDEX

10.1	Employment Termination Letter between Patrick White and Document Security Systems, Inc., dated November 15, 2012.
10.2	Amended Consulting Agreement between Patrick White and Document Security Systems, Inc., dated November 15, 2012.
10.3	Confidentiality, Non-Competition, Non-Solicitation and Intellectual Property Agreement between Patrick White and Document Security Systems, Inc., dated November 15, 2012.
99.1	Press release issued by Document Security Systems, Inc. on November 15, 2012.